EXHIBIT 99.1
PHH Corporation Announces First Quarter 2010 Results
Delivering on transformation goals
➢	First quarter 2010 GAAP After-tax Net income of $8 million, Earnings per share of $0.15 (basic and diluted).

➢	First quarter 2010 core earnings (after-tax) of $13 million and core earnings per share of $0.24 reflected solid operating performance in our Combined Mortgage Services segments and our Fleet Management Services segment.

➢	Weighted average pricing margin in Mortgage Production was 118 basis points in the first quarter of 2010 down from historically high levels of 193 basis points in the first quarter of 2009, and was the dominant driver of core earnings (pre-tax) of $26 million in the quarter as compared to $86 million for the prior year period.

➢	While our first quarter year-over-year mortgage closing volume declined by 12%, we substantially outperformed an average decline of approximately 30% reported by other leading mortgage originators, which we believe is reflective of our growth initiatives.

➢	Transformation initiatives are on track, and we reiterate our expectation of being able to deliver a 2010 core earnings (pre-tax) benefit of $40 million.
Mt. Laurel, NJ, April 29, 2010 (Business Wire) — PHH Corporation (NYSE: PHH) today announced results for the three months ended March 31, 2010.
Jerry Selitto, president and chief executive officer, commented, “I am pleased with our first quarter results and our excellent progress on our 2010 initiatives. In our Mortgage Production segment, our private-label relationship with KeyBank was implemented on schedule with expectations of strong volumes. We began to execute on our strategy of expanding our private-label relationships with credit unions and smaller banks with the roll-out of two additional clients. Our wholesale/correspondent originations increased in comparison to the first quarter of 2009, and we continue to take the steps necessary to increase our penetration rate in our real estate channel, including the major restructuring of our sales organization and the hiring of another senior sales executive with extensive mortgage industry experience. We expect our delinquency rates will continue to improve as the economy recovers. Notwithstanding the transformation and finance-related impacts that affected this quarter’s results, our fleet management services segment posted solid operating performance.
“Our transformation effort is well underway with certain initiatives accelerated during the quarter. In the first quarter, we completed projects representing $28 million of the $100-$120 million of annual run-rate cost savings that we expect to achieve by 2011. This does not include an additional $5 million of expenses in 2009 that we elected not to incur consistent with our transformation objectives. Efficiency, revenue, and cost initiatives are in the process of being implemented, and we expect to see a core earnings (pre-tax) benefit of $40 million in 2010, as we previously reported. For the first time since the spin-off, we are reporting capitalization by business. This greater transparency will facilitate return on equity calculations for our combined mortgage services segments and our fleet management services segment, and assist the investment community in verifying our progress in achieving our goal of a sustainable, through the cycle, annual return on shareholders’ equity of 13% beginning in 2011.
“We are also making significant progress in completing our financing initiatives and expect to be able to share further details with investors by the end of the second quarter. We have seen renewed interest from a number of players for mortgage warehouse facilities and there are positive signs in the secondary market for prime jumbo mortgages. We are hopeful that this market will continue to improve in the coming months.
“We continue to drive toward our financial goals, building on the momentum achieved in 2009. Based on the initiatives being executed, our objective is to deliver consolidated core earnings (pre-tax) comparable to 2009 levels in 2010. We remain committed to achieving attractive returns for our shareholders.”

Consolidated Results
First Quarter — 2010
▪	Net revenues for the first quarter of 2010 were $577 million compared to Net revenues of $587 million for the first quarter of 2009. Income before income taxes was $19 million and $5 million for the first quarters of 2010 and 2009, respectively. Net income attributable to PHH Corporation was $8 million, or $0.15 per share, and $2 million, or $0.04 per share, for the first quarters of 2010 and 2009, respectively.

▪	Core earnings (pre-tax) were $26 million and $86 million for the first quarters of 2010 and 2009, respectively. Core earnings (after-tax) were $13 million, or $0.24 per share, and $52 million, or $0.96 per share, for the first quarters of 2010 and 2009, respectively.

▪	First quarter 2010 results in comparison to the comparable prior year period were positively impacted by lower prepayments and more favorable pullthrough of interest rate lock commitments (“IRLCs”) as reflected in our economic hedge results in Gain on mortgage loans, net. However, results were affected by lower margins as compared to the historic highs of early 2009. Mortgage closing volumes were also down due to lower refinancing activity than that experienced during the industry-wide refinancing wave last year. We are seeing the impact of our volume initiatives as our originations are down less than industry players representing more than two-thirds of the overall mortgage market, when compared to the first quarter of 2009.

▪	Income before income taxes for the first quarter of 2010 in comparison to the first quarter of 2009 was also impacted by a more favorable change in fair value of MSRs due to market-related adjustments.

Segment Results – First Quarter 2010

							First
							Quarter
	First Quarter 2010						2009
			Combined	Fleet
	Mortgage	Mortgage	Mortgage	Management
	Production	Servicing	Services	Services		Total PHH	Total PHH
	Segment	Segment	Segments	Segment	Other	Corporation	Corporation
			(In millions, unaudited)
Net fee income	$52	$—	$52	$38	$—	$90	$98
Fleet lease income	—	—	—	339	—	339	364
Gain on mortgage loans(1)	106	—	106	—	—	106	198
Mortgage net finance expense	(5)	(14)	(19)	—	(1)	(20)	(11)
Loan servicing income before reinsurance-related charges	—	112	112	—	—	112	114
MSRs prepayments and recurring cash flows(2)	—	(45)	(45)	—	—	(45)	(79)
Other income	—	—	—	13	—	13	13

Net revenues before certain fair value adjustments and reinsurance-related charges	153	53	206	390	(1)	595	697
Change in fair value of securitization-related assets(3)	—	1	1	—	—	1	(2)
Change in fair value of certain MLHS(4)	(1)	—	(1)	—	—	(1)	(10)
Reinsurance-related charges	—	(11)	(11)	—	—	(11)	(14)
MSRs fair value adjustments:
Market-related(5)	—	11	11	—	—	11	(71)
Credit-related(6)	—	(18)	(18)	—	—	(18)	(13)

Net revenues	152	36	188	390	(1)	577	587

Depreciation on operating leases	—	—	—	308	—	308	325
Fleet interest expense	—	—	—	24	(1)	23	30
Other expenses	127	26	153	50	1	204	206

Total expenses before foreclosure-related charges	127	26	153	382	—	535	561
Foreclosure-related charges	—	23	23	—	—	23	21

Total expenses	127	49	176	382	—	558	582

Income (loss) before income taxes	25	(13)	12	8	(1)	$19	$5

Less: income attributable to noncontrolling interest	—	—	—	—	—

Segment profit (loss)	$25	$(13)	$12	$8	$(1)

(1)	Gain on mortgage loans other than the change in fair value of Scratch and Dent and certain non-conforming mortgage loans.

(2)	Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows. During the first quarters of 2010 and 2009, MSRs were reduced by $34 million and $65 million, respectively, due to actual prepayments and $11 million and $14 million, respectively, due to the actual receipts of recurring cash flows.

(3)	Represents the change in fair value of net securitized mortgage assets, which were included in Investment securities prior to January 1, 2010, based upon the change in expected cash flows resulting from changes in market conditions impacting prepayment and expected credit loss assumptions.

(4)	Represents the change in fair value of Scratch and Dent and certain non-conforming mortgage loans.

(5)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(6)	Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Core Earnings
							First
							Quarter
	First Quarter 2010						2009
			Combined	Fleet
	Mortgage	Mortgage	Mortgage	Management
	Production	Servicing	Services	Services		Total PHH	Total PHH
	Segment	Segment	Segments	Segment	Other	Corporation	Corporation
				(In millions, unaudited)
Income (loss) before income taxes – as reported	$25	$(13)	$12	$8	$(1)	$19	$5
Less: income attributable to noncontrolling interest	—	—	—	—	—	—	3

Segment profit (loss)	25	(13)	12	8	(1)	19	2
Certain MSRs fair value adjustments:
Market-related (1)	—	(11)	(11)	—	—	(11)	71
Credit-related(2)	—	18	18	—	—	18	13

Core earnings (loss)(3)	$25	$(6)	$19	$8	$(1)	$26	$86

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

(3)	Core earnings (loss) is a measure that does not conform with U.S. generally accepted accounting principles (“GAAP”). See “Non-GAAP Financial Measures Reconciliation” included in this press release for Regulation G disclosures.
Combined Mortgage Services Segments
▪	Combined mortgage segment profit and core earnings for the first quarter of 2010 in comparison to the prior year period were impacted by lower prepayments and more favorable pullthrough of IRLCs as reflected in our economic hedge results in Gain on mortgage loans, net.

▪	These drivers were offset by lower margins as compared to the historic highs of early 2009, and volumes were also down due to lower re-financing activity than that experienced during the industry wide boom last year. Despite the volume decline, we are seeing our initiatives gain traction as our first quarter volume is only 12% below the first quarter of 2009 as compared to an average of approximately 30% for other leading mortgage originators representing more than two-thirds of the market.

▪	Segment profit was also impacted by a more favorable change in fair value of MSRs due to market-related adjustments.
Mortgage Production Segment
▪	Segment profit and core earnings of $25 million for the Mortgage Production segment were driven primarily by solid production volumes and margins and our ongoing efforts to create a more scalable production platform.

▪	Total originations were $7.8 billion during the first quarter of 2010, which were comprised of $5.7 billion of loans closed to be sold, substantially all of which were conforming, and $2.1 billion of fee-based closings.

▪	IRLCs expected to close were $6.4 billion for the first quarter of 2010.

▪	Purchase closings represented 44% of total originations during the first quarter of 2010.
Mortgage Servicing Segment

▪	Segment loss and core earnings (loss) include a $45 million reduction in the value of MSRs due to prepayments and recurring cash flows and $34 million of credit-related charges, which was comprised of foreclosure-related charges of $23 million, primarily related to recourse exposure associated with representation and warranties, and reinsurance-related charges of $11 million.

▪	Segment loss was also impacted by a more favorable change in fair value of MSRs due to market-related adjustments.
Fleet Management Services Segment
▪	Segment profit and core earnings of $8 million reflected improving lease margins and lower operating expenses partially offset by the acceleration of costs associated with the execution of the transformation plan and higher financing-related costs.
Capital and Liquidity
▪	As of March 31, 2010, we had approximately $1.1 billion of unused available capacity under our unsecured committed credit facilities.

▪	As of March 31, 2010, we had mortgage warehouse capacity (including uncommitted facilities) of $4.6 billion, $1.3 billion of which was utilized.

▪	Total PHH Corporation stockholders’ equity of $1.5 billion as of March 31, 2010 was comprised of $1.1 billion related to our combined mortgage segments, $410 million related to our Fleet Management Services segment and $15 million of other.

▪	As of March 31, 2010, book value per share was $27.32.
Conference Call
The Company will conduct a conference call for investors on Friday, April 30, 2010 at 10:00 a.m., Eastern Daylight Time. Investors will be able to access the first quarter 2010 downloadable slide presentation that will accompany management’s remarks by visiting the Investor Relations page of the Company’s website at www.phh.com prior to the conference call. Investors may also request copies via fax by calling the investor hotline at 1-856-917-7405.
Interested investors can access the conference call by dialing 1-877-627-6590 or 1-719-325-4808, using conference ID 9004290, ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning shortly after the conclusion of the live call and ending on May 15, 2010 by dialing 1-888-203-1112 or 1-719-457-0820, using conference ID 9004290, or by logging on to the Company’s website.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2010
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the

Exchange Act, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months
	Ended March 31,
	2010	2009
Revenues
Mortgage fees	$52	$61
Fleet management fees	38	37

Net fee income	90	98

Fleet lease income	339	364

Gain on mortgage loans, net	105	188

Mortgage interest income	18	25
Mortgage interest expense	(38)	(36)

Mortgage net finance expense	(20)	(11)

Loan servicing income	101	100
Change in fair value of mortgage servicing rights	(52)	(163)

Net loan servicing income (loss)	49	(63)

Other income	14	11

Net revenues	577	587

Expenses
Salaries and related expenses	114	115
Occupancy and other office expenses	15	15
Depreciation on operating leases	308	325
Fleet interest expense	23	30
Other depreciation and amortization	6	6
Other operating expenses	92	91

Total expenses	558	582

Income before income taxes	19	5
Provision for income taxes	11	—

Net income	8	5
Less: net income attributable to noncontrolling interest	—	3

Net income attributable to PHH Corporation	$8	$2

Basic and diluted earnings per share attributable to PHH Corporation	$0.15	$0.04

PHH CORPORATION AND SUBSIDIARIES
CORE EARNINGS
(Unaudited)
(In millions, except per share data)

Core Earnings
	Three Months
	Ended March 31,
	2010	2009
Income before income taxes — as reported	$19	$5
Less: net income attributable to noncontrolling interest	—	3

Segment profit	19	2
Certain MSRs fair value adjustments:
Market-related(1)	(11)	71
Credit-related(2)	18	13

Core earnings (pre-tax)(3)	$26	$86

Core earnings (after-tax)(3)	$13	$52

Core earnings per share attributable to PHH Corporation(3)	$0.24	$0.96

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

(3)	Core earnings (pre-tax) and (after-tax) and Core earnings per share attributable to PHH Corporation are measures that do not conform with GAAP. See “Non-GAAP Financial Measures Reconciliation” included in this press release for Regulation G disclosures.

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	March 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$137	$150
Restricted cash	547	596
Mortgage loans held for sale	1,253	1,218
Accounts receivable, net	480	469
Net investment in fleet leases	3,600	3,610
Mortgage servicing rights	1,458	1,413
Property, plant and equipment, net	46	49
Goodwill	25	25
Other assets(1)	615	593

Total assets	$8,161	$8,123

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$492	$495
Debt	5,138	5,160
Deferred income taxes	704	702
Other liabilities	303	262

Total liabilities	6,637	6,619

Commitments and contingencies	—	—
Total PHH Corporation stockholders’ equity	1,512	1,492
Noncontrolling interest	12	12

Total equity	1,524	1,504

Total liabilities and equity	$8,161	$8,123

(1)	Other assets include intangible assets of $37 million and $38 million as of March 31, 2010 and December 31, 2009, respectively.

PHH CORPORATION AND SUBSIDIARIES
BOOK VALUE PER SHARE AND COMPONENTS OF PHH CORPORATION
STOCKHOLDERS’ EQUITY
(Unaudited)
(In millions)

	March 31,	December 31,
	2010	2009
Total PHH Corporation stockholders’ equity(1)	$1,512	$1,492

Book value per share(2)	$27.32	$27.24

(1)	Outstanding shares of common stock were 55.334 million and 54.775 million as of March 31, 2010 and December 31, 2009, respectively.

(2)	Book value per share is a commonly used financial metric but may be deemed a non-GAAP financial measure under Regulation G as it is not prescribed by GAAP. The Company calculated book value per share by dividing Total PHH Corporation stockholders’ equity by outstanding shares of common stock as of March 31, 2010 and December 31, 2009.

March 31, 2010
Components of PHH Corporation Stockholders’ Equity:
Combined Mortgage Services Segments(1)	$1,087
Fleet Management Services Segment(1)	410
Other(1)	15

Total PHH Corporation stockholders’ equity	$1,512

(1)	The composition of Total PHH Corporation stockholders’ equity by business may be useful in determining return on stockholders’ equity by business; however, the reporting of equity by segment is not prescribed nor required by GAAP. As such, these amounts may be deemed non-GAAP financial measures under Regulation G.

PHH CORPORATION AND SUBSIDIARIES
COMBINED MORTGAGE SERVICES SEGMENTS RESULTS
FIRST QUARTER 2010 VS. FIRST QUARTER 2009
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009	Change	% Change
	(In millions)
Mortgage fees	$52	$61	$(9)	(15)%

Gain on mortgage loans, net	105	188	(83)	(44)%

Mortgage interest income	19	25	(6)	(24)%
Mortgage interest expense	(38)	(36)	(2)	(6)%

Mortgage net finance expense	(19)	(11)	(8)	(73)%

Loan servicing income	101	100	1	1%
Change in fair value of mortgage servicing rights	(52)	(163)	111	68%

Net loan servicing income (loss)	49	(63)	112	n/m (1)

Other income (expense)	1	(1)	2	n/m (1)

Net revenues	188	174	14	8%

Salaries and related expenses	86	89	(3)	(3)%
Occupancy and other office expenses	11	11	—	—
Other depreciation and amortization	3	3	—	—
Other operating expenses	76	73	3	4%

Total expenses	176	176	—	—

Income (loss) before income taxes	12	(2)	14	n/m (1)
Less: net income attributable to noncontrolling interest	—	3	(3)	(100)%

Combined Mortgage Services segments profit (loss)	$12	$(5)	$17	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
FIRST QUARTER 2010 VS. FIRST QUARTER 2009
(Unaudited)

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$5,673	$7,307	$(1,634)	(22)%
Fee-based closings	2,152	1,589	563	35%

Total closings	$7,825	$8,896	$(1,071)	(12)%

Purchase closings	$3,418	$2,586	$832	32%
Refinance closings	4,407	6,310	(1,903)	(30)%

Total closings	$7,825	$8,896	$(1,071)	(12)%

Fixed rate	$5,925	$7,615	$(1,690)	(22)%
Adjustable rate	1,900	1,281	619	48%

Total closings	$7,825	$8,896	$(1,071)	(12)%

First mortgage closings (units)	30,387	36,325	(5,938)	(16)%
Second-lien closings (units)	2,232	3,023	(791)	(26)%

Number of loans closed (units)	32,619	39,348	(6,729)	(17)%

Retail closings (units)	22,987	32,782	(9,795)	(30)%
Wholesale/correspondent closings (units)	9,632	6,566	3,066	47%

Number of loans closed (units)	32,619	39,348	(6,729)	(17)%

Average loan amount	$239,899	$226,082	$13,817	6%

Loans sold	$5,762	$5,925	$(163)	(3)%

Applications	$12,199	$15,724	$(3,525)	(22)%

IRLCs expected to close	$6,374	$7,555	$(1,181)	(16)%

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(In millions)
Mortgage fees	$52	$61	$(9)	(15)%

Gain on mortgage loans, net	105	188	(83)	(44)%

Mortgage interest income	16	22	(6)	(27)%
Mortgage interest expense	(21)	(24)	3	13%

Mortgage net finance expense	(5)	(2)	(3)	(150)%
Other income	—	1	(1)	(100)%

Net revenues	152	248	(96)	(39)%

Salaries and related expenses	76	79	(3)	(4)%
Occupancy and other office expenses	8	8	—	—
Other depreciation and amortization	3	3	—	—
Other operating expenses	40	42	(2)	(5)%

Total expenses	127	132	(5)	(4)%

Income before income taxes	25	116	(91)	(78)%
Less: net income attributable to noncontrolling interest	—	3	(3)	(100)%

Segment profit	$25	$113	$(88)	(78)%

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
FIRST QUARTER 2010 VS. FIRST QUARTER 2009
(Unaudited)

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(In millions)
Average loan servicing portfolio	$152,291	$149,279	$3,012	2%

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(In millions)
Mortgage interest income	$3	$3	$—	—
Mortgage interest expense	(17)	(12)	(5)	(42)%

Mortgage net finance expense	(14)	(9)	(5)	(56)%

Loan servicing income	101	100	1	1%
Change in fair value of mortgage servicing rights	(52)	(163)	111	68%

Net loan servicing income (loss)	49	(63)	112	n/m (1)

Other income (expense)	1	(2)	3	n/m (1)

Net revenues	36	(74)	110	n/m (1)

Salaries and related expenses	10	10	—	—
Occupancy and other office expenses	3	3	—	—
Other operating expenses	36	31	5	16%

Total expenses	49	44	5	11%

Segment loss	$(13)	$(118)	$105	89%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
FIRST QUARTER 2010 VS. FIRST QUARTER 2009
(Unaudited)

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(In thousands of units)
Leased vehicles	297	327	(30)	(9)%
Maintenance service cards	272	282	(10)	(4)%
Fuel cards	272	286	(14)	(5)%
Accident management vehicles	288	319	(31)	(10)%

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
		(In millions)
Fleet management fees	$38	$37	$1	3%
Fleet lease income	339	364	(25)	(7)%
Other income	13	13	—	—

Net revenues	390	414	(24)	(6)%

Salaries and related expenses	22	22	—	—
Occupancy and other office expenses	4	4	—	—
Depreciation on operating leases	308	325	(17)	(5)%
Fleet interest expense	24	32	(8)	(25)%
Other depreciation and amortization	3	3	—	—
Other operating expenses	21	21	—	—

Total expenses	382	407	(25)	(6)%

Segment profit	$8	$7	$1	14%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
(Unaudited)

	March 31,	December 31,
	2010	2009
	(In millions)
First mortgages:
Conforming(1)	$1,158	$1,106
Non-conforming	21	27
Alt-A(2)	1	2
Construction loans	14	16

Total first mortgages	1,194	1,151

Second lien	12	24
Scratch and Dent(3)	45	41
Other	2	2

Total	$1,253	$1,218

(1)	Represents mortgage loans that conform to the standards of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association.

(2)	Represents mortgage loans that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a conforming loan.

(3)	Represents mortgage loans with origination flaws or performance issues.

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF GAIN ON MORTGAGE LOANS, NET
(Unaudited)

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(In millions)
Gain on loans	$94	$199	$(105)	(53)%
Change in fair value of Scratch and Dent and certain non-conforming mortgage loans	(1)	(10)	9	90%
Economic hedge results	12	(1)	13	n/m (1)

Total change in fair value of MLHS and related derivatives	11	(11)	22	n/m (1)

Gain on mortgage loans, net	$105	$188	$(83)	(44)%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(Unaudited)
Portfolio Activity

	Three Months
	Ended March 31,
	2010	2009
	(In millions)
Balance, beginning of period	$151,481	$149,750
Additions	7,070	7,548
Payoffs and curtailments	(5,491)	(8,115)

Balance, end of period	$153,060	$149,183

Portfolio Composition

	March 31,
	2010	2009
	(In millions)
Owned servicing portfolio	$130,472	$129,587
Subserviced portfolio	22,588	19,596

Total servicing portfolio	$153,060	$149,183

Fixed rate	$104,259	$96,008
Adjustable rate	48,801	53,175

Total servicing portfolio	$153,060	$149,183

Conventional loans	$130,075	$131,299
Government loans	16,221	11,103
Home equity lines of credit	6,764	6,781

Total servicing portfolio	$153,060	$149,183

Weighted-average interest rate	5.2%	5.6%

Portfolio Delinquency (1)

	March 31,
	2010		2009
	Number	Unpaid	Number	Unpaid
	of Loans	Balance	of Loans	Balance
30 days	2.13%	1.88%	2.24%	2.04%
60 days	0.48%	0.48%	0.57%	0.57%
90 or more days	1.81%	1.97%	0.77%	0.83%

Total delinquency	4.42%	4.33%	3.58%	3.44%

Foreclosure/real estate owned/bankruptcies	2.71%	2.73%	2.26%	2.27%

(1)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
CHANGE IN FAIR VALUE OF MORTGAGE SERVICING RIGHTS
(Unaudited)

	Three Months
	Ended March 31,
	2010	2009	Change	% Change
	(In millions)
Actual prepayments of the underlying mortgage loans	$(34)	$(65)	$31	48%
Actual receipts of recurring cash flows	(11)	(14)	3	21%
Credit-related fair value adjustments	(18)	(13)	(5)	(38)%
Market-related fair value adjustments	11	(71)	82	n/m (1)

Change in fair value of mortgage servicing rights	$(52)	$(163)	$111	68%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
NET INVESTMENT IN FLEET LEASES DETAIL
(Unaudited)

	March 31,	December 31,
	2010	2009
Vehicles under open-end leases	96%	95%
Vehicles under closed-end leases	4%	5%

Vehicles under variable-rate leases	76%	76%
Vehicles under fixed-rate leases	24%	24%
Our Fleet Management Services segment’s historical net credit losses as a percentage of Net investment in fleet leases has averaged 2 basis points annually, and did not exceed 6 basis points annually, over the last ten fiscal years. During the three months ended March 31, 2010, net credit losses as a percentage of Net investment in fleet leases were less than 1 basis point for the period.

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
(Unaudited)
     As of March 31, 2010, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:

		Utilized	Available
	Capacity(1)	Capacity	Capacity
		(In millions)
Asset-Backed Funding Arrangements
Vehicle management(2)	$3,019	$3,019	$—
Mortgage warehouse(3)	1,974	1,280	694
Unsecured Committed Credit Facilities (4)	1,305	246	1,059

(1)	Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the asset eligibility requirements under the respective agreements.

(2)	On February 27, 2009, the Amortization Period of the Series 2006-2 notes began, during which time we are unable to borrow additional amounts under these notes. The amount outstanding under the Series 2006-2 notes was $442 million as of March 31, 2010. The Chesapeake Term Notes have revolving periods during which time the pro-rata share of lease cash flows pledged to Chesapeake will create availability to fund the acquisition of vehicles to be leased by customers of our Fleet Management Services segment.

(3)	Capacity does not reflect $2.6 billion undrawn under the $3.0 billion uncommitted mortgage warehouse repurchase facilities provided by Fannie Mae, as this amount is uncommitted. Utilized capacity reflects $274 million of mortgage loans sold to RBS under the terms of the RBS Repurchase Facility. The mortgage loans and related Debt are not included in our Condensed Consolidated Balance Sheet as of March 31, 2010.

(4)	Utilized capacity reflects $16 million of letters of credit issued under the Amended Credit Facility.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Unaudited)
(In millions, except per share data)
Core earnings is a financial measure that is not in accordance with generally accepted accounting principles in the United States (“GAAP”). As core earnings is an incomplete measure of the Company’s financial performance and involves differences from segment profit, Income before income taxes, Net income attributable to PHH Corporation and Basic earnings per share attributable to PHH Corporation computed in accordance with GAAP, core earnings should be considered as supplementary to, and not as a substitute for, segment profit, Income before income taxes, Net income attributable to PHH Corporation or Basic earnings per share attributable to PHH Corporation computed in accordance with GAAP as a measure of the Company’s financial performance. The Company believes that core earnings is useful to investors because it provides a means by which investors can evaluate the Company’s underlying core operating performance, exclusive of certain adjustments that investors may consider to be non-core in nature. The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying core operating performance as distinguished from the factors that are included in computing segment profit, Income before income taxes, Net income attributable to PHH Corporation and Basic earnings per share attributable to PHH Corporation in accordance with GAAP and that may obscure such core operating performance for a given period or periods.

Regulation G Reconciliation
	Three Months
	Ended March 31,
	2010	2009
Income before income taxes – as reported	$19	$5
Less: net income attributable to noncontrolling interest	—	3

Segment profit	19	2
Certain MSRs fair value adjustments:
Market-related(1)	(11)	71
Credit-related(2)	18	13

Core earnings (pre-tax)	$26	$86

Net income attributable to PHH Corporation – as reported	$8	$2
Certain MSRs fair value adjustments:
Market-related, net of taxes(1)(3)	(6)	42
Credit-related, net of taxes(1)(3)	11	8

Core earnings (after-tax)	$13	$52

Basic earnings per share attributable to PHH Corporation – as reported	$0.15	$0.04
Certain MSRs fair value adjustments:
Market-related, net of taxes(1)(4)	(0.11)	0.77
Credit-related, net of taxes(1)(4)	0.20	0.15

Core earnings per share attributable to PHH Corporation	$0.24	$0.96

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

(3)	Incremental effective tax rate of 41% was applied to the MSRs fair value adjustments to arrive at the net of taxes amounts for the three months ended March 31, 2010 and 2009.

(4)	Basic weighted-average shares outstanding of 55.036 million and 54.380 million for the three months ended March 31, 2010 and 2009, respectively, were used to calculate per share amounts.